Exhibit32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION1350,

AS ADOPTED PURSUANT TO

SECTION906 OF THE SARBANES-OXLEY ACT OF2002

In connection with the Quarterly Report of Hawkeye Systems, Inc. (the "Company") on Form10-Q for the three and six month period ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Corby Marshall, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

February 12, 2019

/s/ Corby Marshall

Corby Marshall

Chief Executive Officer, Chief Financial Officer

(Principal Executive and Financial Officer)